As filed with the Securities and Exchange Commission on March 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2053069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California 92008

(Address, including Zip Code, of Principal Executive Offices)

2010 EQUITY INCENTIVE PLAN

(Full title of the plan)

Hany Massarany

Chief Executive Officer and President

GenMark Diagnostics, Inc.

5964 La Place Court

Carlsbad, California 92008

(760) 448-4300

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael S. Kagnoff, Esq.

DLA Piper LLP (US)

4365 Executive, Suite 1100

San Diego, California 92121

Telephone: (858) 677-1400

Facsimile: (858) 677-1401

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share (3)	Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	982,580	$11.77	$11,564,967	$1,578

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2010 Equity Incentive Plan (the “2010 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number outstanding shares of the Registrant’s common stock.
(2)	The 982,580 shares being registered under the 2010 Plan represent additional shares of common stock of the Registrant reserved under the 2010 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2013 pursuant to the terms of the Plan.
(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low prices per share of the Registrant’s common stock on March 15, 2013 as reported on the NASDAQ Global Market.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 982,580 shares of common stock under the Registrant’s 2010 Equity Incentive Plan pursuant to the provisions of the plan providing for an annual automatic increase in the number of shares of common stock reserved for issuance thereunder. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 17, 2010 (Registration No. 333-168892), as modified or superseded pursuant to Rule 412 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

For a list of exhibits, see the Exhibit Index in this registration statement, which is incorporated into this Item by reference.

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on this 20th day of March, 2013.

GenMark Diagnostics, Inc.

By:	/s/ Hany Massarany
Hany Massarany
Chief Executive Officer and President

POWER OF ATTORNEY

Each director and/or officer of GenMark Diagnostics, Inc. whose signature appears below constitutes and appoints Hany Massarany as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Hany Massarany	Chief Executive Officer, President and Director (principal executive officer)	March 20, 2013
Hany Massarany

/s/ Richard B. Slansky	Chief Financial Officer (principal financial and accounting officer)	March 20, 2013
Richard B. Slansky

/s/ Christopher Gleeson	Chairman of the Board	March 20, 2013
Christopher Gleeson

/s/ Daryl J. Faulkner	Director	March 20, 2013
Daryl J. Faulkner

/s/ James Fox, Ph.D.	Director	March 20, 2013
James Fox, Ph.D.

/s/ Kevin C. O’Boyle	Director	March 20, 2013
Kevin C. O’Boyle

/s/ Stephen T. Worland, Ph.D.	Director	March 20, 2013
Stephen T. Worland, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Certificate of Incorporation.

4.2(2)	By-Laws.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Deloitte & Touche LLP (US).

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1)

24.1	Power of Attorney (contained on signature page).

99.1(3)	GenMark Diagnostics, Inc. 2010 Equity Incentive Plan.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-165562) filed on March 19, 2010.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 (File No. 333-165562) filed on March 19, 2010.
(3)	Incorporated by reference to Exhibit 10.15 to the Registrant’s registration statement on Form S-1/A (File No. 333-165562) filed on April 20, 2010.